Exhibit 3.2

BYLAWS

OF

GRAFTECH INTERNATIONAL LTD.

(a Delaware corporation)

ARTICLE I

Stockholders

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting may be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the place within the city or other municipality or community at which the list of stockholders may be examined, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be mailed or delivered to each stockholder not less than ten (10), unless a shorter period is permitted by the DGCL (as defined herein), nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence, the President, if any, or if none or in the President’s absence, a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors, the voting may but need not be by ballot and directors receiving a plurality of the votes cast thereat shall be elected. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration.

(a) Each director shall be at least eighteen (18) years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be three (3), or such other number as may be fixed from time to time by action of the Board of Directors, one of whom may be selected by the Board of Directors to be the Chairman of the Board of Directors (the “Chairman”). The use of the phrase “entire Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of meeting.

SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine from time to time. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President, or a majority of the directors then in office.

SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director not less than twenty-four (24) hours before the day of the meeting by mail, telephone, facsimile, e-mail or personal delivery.

SECTION 9. Meetings by Means of Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 9 shall constitute presence at such meeting.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the President, or in the President’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary of the meeting.

SECTION 11. Resignation; Removal. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 12. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or, at a special meeting of the stockholders, by the holders of shares of stock outstanding and entitled to vote for the election of directors.

SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

SECTION 1. Appointment. From time to time, the Board of Directors by a resolution adopted by a majority of the entire Board of Directors may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Officers. The Corporation shall have one or more executive officers (one of whom shall be the Chief Executive Officer or the President) and a corporate secretary. Such executive officers may include one or more of the following positions: a Chief Executive Officer; a President; one or more other Chief Officers; a General Counsel; one or more Vice Presidents and a Treasurer. The corporate secretary shall be the Secretary.

Executive officers and the Secretary shall be elected by the Board of Directors. The Board of Directors may elect executive officers and the Secretary at any time and from time to time. Other officers may, at any time and from time to time, be elected by the Board of Directors or appointed by the Chief Executive Officer or, if the position of Chief Executive Officer is vacant, the President. Any or all of the positions contemplated under this Article IV (other than the positions of Chief Executive Officer and President, on the one hand, and Secretary, on the other hand) may be held by the same person. Unless otherwise designated by the Board of Directors or these Bylaws, officers shall report to other officers as designated by the Chief Executive Officer or, if the position of Chief Executive Officer is vacant, by the most senior executive officer then serving.

SECTION 2. Chief Executive Officer. The Chief Executive Officer, if one shall have been elected, shall be the principal executive officer of the Corporation and shall, subject to the control of the Board of Directors, have such authority and duties as customarily pertain to that office and have general authority and exercise general supervision over the business and affairs of the Corporation. The Chief Executive Officer shall see that all orders of the Board of Directors are carried into effect and shall have responsibility for implementation of the strategies, plans and policies of the Corporation. The Chief Executive Officer shall, generally, perform such duties as may from time to time be assigned to him by the Board of Directors or these Bylaws. The Chief Executive Officer may appoint and remove officers as provided herein and agents and employees and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board of Directors.

SECTION 3. President. If the position of Chief Executive Officer is occupied, the President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have such authority and duties as customarily pertain to that office and have general authority and exercise general supervision over the business and affairs of the Corporation, with emphasis on such matters as may be assigned to him by the Board of Directors or the Chief Executive Officer, and shall report to the Chief Executive Officer. If the position of Chief Executive Officer is vacant, the President shall be the principal executive officer of the Corporation and shall, subject to the control of the Board of Directors, have such authority and duties as customarily pertain to that office and have general authority and exercise general supervision over the business and affairs of the Corporation. The President shall see that all orders of the Board of Directors are carried into effect and shall have responsibility for implementation of the strategies, plans and policies of the Corporation. The President shall, generally, perform such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or these Bylaws. The President may appoint and remove officers as provided herein and agents and employees and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business without specific approval of the Board of Directors or the Chief Executive Officer.

SECTION 4. Chief Officers. A Chief Officer shall, subject to the control of the Board of Directors and the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President), have such duties and authority as customarily pertain to that office and have general authority and exercise general supervision over such matters as may be assigned to him by the Board of Directors and the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) and shall report to such other executive officers as may be specified by the Chief Executive Officer (or, if the position of Chief Executive officer is vacant, the President). A Chief Officer may appoint agents and employees.

A Chief Financial Officer shall keep full and accurate accounts of assets, liabilities, receipts, disbursements and other transactions of the Corporation in books belonging to the Corporation, cause regular audits of such books to be made, render to the other executive officers and the Board of Directors an account of the financial condition of the Corporation whenever requested and have authority and supervision over the Treasurer. If the position of Treasurer is vacant, the Chief Financial Officer shall perform the duties of the Treasurer with all powers of, and subject to all of the restrictions upon, the Treasurer.

A Chief Officer shall, generally, perform such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President), the other executive officers to whom he reports or these Bylaws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business relating to such matters and duties without specific approval of the Board of Directors, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) or the other executive officers to whom he reports.

SECTION 5. General Counsel. The General Counsel shall, subject to control of the Board of Directors, have general authority and exercise general supervision over the legal and regulatory affairs of the Corporation (including legal and regulatory compliance) and shall report to the Board of Directors and the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President). The General Counsel shall see that all orders of the Board of Directors with respect to such affairs are carried into effect. The General Counsel shall, generally, perform such duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) or these Bylaws and is authorized to enter into contracts and execute and deliver instruments on behalf of the Corporation in the ordinary course of its business relating to such affairs and duties without specific approval of the Board of Directors or the Chief Executive Officer (or, if the position of Chief Executive officer is vacant, the President).

SECTION 6. Vice Presidents. Each Vice President shall, subject to the control of the Board of Directors and the more senior executive officers then serving to whom such Vice President directly or indirectly reports, have such duties and authority as customarily pertain to that office and have general authority and exercise general supervision over such matters as may from time to time be assigned to him by the Board of Directors, the more senior executive officers then serving to whom such Vice President directly or indirectly reports or these Bylaws. A Vice President may execute and deliver in the name of the Corporation, contracts and other obligations and instruments in the ordinary course of its business relating to such matters and duties without specific approval of the Board of Directors, the Chief Executive Officer (or, if the position of Chief Executive Officer is vacant, the President) or the other executive officers to whom he reports. In case of the absence of appropriate more senior executive officers, any Vice President designated by the Board of Directors, the Chief Executive Officer or the President shall perform the duties of the absent executive officers with all powers of, and subject to all of the restrictions upon, the absent executive officers, as applicable.

SECTION 7. Treasurer. The Treasurer shall, subject to the control of the Board of Directors (and, if the position of Chief Financial Officer is occupied, the Chief Financial Officer), have charge and custody of and be responsible for all of the funds and securities of the Corporation and deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in banks or other depositories. The Treasurer shall, subject to the control of the Board of Directors (and, if the position of Chief Financial Officer is occupied, the Chief Financial Officer), disburse the funds of the Corporation as ordered by the Board of Directors or the other executive officers in accordance with these Bylaws, taking proper vouchers for such disbursements, and shall render to the other executive officers and to the Board of Directors (at its meetings or whenever the Board of Directors may require) a statement of all his transactions as treasurer. If the position of Chief Financial Officer is vacant, the Treasurer shall also perform the duties of the Chief

Financial Officer to the extent that such duties have not been assigned by the Board of Directors to some other executive officer. In general, the Treasurer shall, subject to the control of the Board of Directors (and, if the position of Chief Financial Officer is occupied, the Chief Financial Officer), perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the other executive officers or these Bylaws.

SECTION 8. Secretary. The Secretary shall, subject to the control of the Board of Directors, act as secretary of, and keep the minutes of, the proceedings of the Board of Directors and the stockholders in books belonging to the Corporation, give or cause to be given notice of all meetings of stockholders and directors as required by these Bylaws, be custodian of the seal of the Corporation, affix the seal, or cause it to be affixed, to all certificates for shares of capital stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board of Directors, have charge of the stock records of the Corporation and of the other books, records and papers of the Corporation relating to its organization as a corporation and see that the reports, statements and other documents required by law relating to the maintenance of the existence, qualifications and franchises of the Corporation as a corporation are properly kept or filed. The Secretary shall, subject to the control of the Board of Directors, generally perform all of the duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the executive officers or these Bylaws.

SECTION 9. Additional Officers. The Board of Directors and, as provided herein, executive officers, may at any time and from time to time elect or appoint such other officers (including, without limitation, assistant executive officers), employees, agents, consultants, representatives and advisors as the Board of Directors or such executive officers may deem proper, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors or such executive officers may from time to time determine.

SECTION 10. Removal. Any officer, assistant, employee, agent, consultant, representative or advisor of the Corporation may be removed at any time by the Board of Directors or an executive officer to whom he directly or indirectly reports, except that an executive officer (other than an assistant executive officer) of the Corporation may be removed or replaced, directly or indirectly (including, without limitation, removal or replacement effected by reason of election and qualification of a successor, demotion, relocation, failure to re-elect or diminution in duties or compensation), pursuant to (but only pursuant to) a resolution or resolutions adopted by the Board of Directors (excluding, if such officer is also a director, such director).

SECTION 11. Resignations. Any officer may resign from office at any time by giving written notice of resignation to the Board of Directors, an executive officer to whom he directly or indirectly reports or the Secretary. The resignation of any officer shall take effect at the time of receipt of such notice by the Board of Directors, such an executive officer or the Secretary or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall affect any rights which the Corporation may have under any agreement with such officer.

SECTION 12. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties subject to such penalties and with such conditions and security as the Board of Directors may from time to time require. All expenses of any such bond shall be paid by the Corporation.

SECTION 13. Compensation of Officers. Compensation of officers may be fixed at any time and from time to time by the Board of Directors or, in the case of officers other than the Chief Executive Officer, by the Chief Executive Officer pursuant to authority delegated to him by the Board of Directors.

SECTION 14. Term of Office. Subject to Sections 10 and 11 of this Article IV, the term of office of each officer shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected and qualified or his earlier death, resignation or removal.

ARTICLE V

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws or by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days, unless the DGCL permits a shorter period, before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this Article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and, if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book entry system maintained by the Corporation, or a combination of both. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. The certificates representing shares shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

Ratification

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

Corporate Seal

The Corporation may have a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal of the Corporation in effect prior to the effectiveness of these Bylaws shall continue to be corporate seal of the Corporation until such corporate seal is replaced or otherwise modified by the Board of Directors. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Execution of Contracts. Except as provided otherwise in these Bylaws, the Board of Directors may from time to time authorize any officer, employee, agent or representative of the Corporation, in the name and on behalf of the Corporation, to enter into any contract (which includes any deeds, bonds, mortgages or other obligations) or execute and deliver any instrument. Such authorization may be general or confined to specific instances. Unless so authorized by the Board of Directors or these Bylaws, no officer, employee, agent or representative shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

SECTION 2. Checks; Drafts; Notes. All checks, drafts and other orders for the payment of moneys out of the accounts and funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation in the manner authorized from time to time by the Board of Directors or these Bylaws.

SECTION 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies or other depositories selected from time to time by the Board of Directors or by an officer, employee, agent or representative of the Corporation to whom such authority may from time to time be delegated by the Board of Directors or these Bylaws. For the purpose of making such a deposit, any officer, employee, agent or representative to whom authority to make such a deposit is delegated by the Board of Directors or these Bylaws may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

SECTION 4. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer, the President or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock of another company by the Corporation. The Chairman, the Chief Executive Officer, the President or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the

Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 5. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

Indemnification

SECTION 1. Scope. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that Section may be amended and supplemented from time to time (the “DGCL”), indemnify any director, officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by such Section, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2. Exculpation.

(a) Subject to Section 145 of the DGCL, no Indemnified Party (as defined below) shall be liable, in damages or otherwise, to the Corporation, its stockholders or any of their Affiliates for any act or omission performed or omitted by any of them in good faith (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to (i) any act taken by such Indemnified Party purporting to bind the Corporation that, to the knowledge of such Indemnified Party, has not been authorized pursuant to these Bylaws or (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b) To the extent that, at law or in equity, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to its stockholders, such Indemnified Party acting under these Bylaws shall not be liable to the Corporation or to its stockholders for its good faith reliance on the provisions of these Bylaws. The provisions of these Bylaws, to the extent that they restrict, modify or eliminate the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, shall replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable law.

(c) Nothing contained in these Bylaws shall in any way terminate, limit, diminish or otherwise adversely affect any rights an officer or director of the Corporation may have under the bylaws of the Corporation in effect prior to the effectiveness of these Bylaws.

SECTION 3. Indemnification.

(a) To the fullest extent permitted by applicable law, the Corporation shall indemnify and hold harmless and pay all judgments and claims against (i) the Board of Directors, (ii) each officer, (iii) each director and (iv) each stockholder or their respective Affiliates, officers, directors, employees, stockholders, partners, managers and members (each, an “Indemnified Party” and each of which shall be a third party beneficiary of these Bylaws solely for purposes of Sections 3 and 4 of this Article XIII), from and against any loss or damage incurred by an Indemnified Party or by the Corporation for any act or omission taken or suffered by such Indemnified Party in good faith (including, without limitation, any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the purpose and business of the Corporation, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Corporation that, to the knowledge of such Indemnified Party, has not been authorized pursuant to these Bylaws or (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b) The satisfaction of any indemnification obligation pursuant to Section 3(a) of this Article XIII shall be from and limited to Corporation assets (including insurance and any agreements pursuant to which the Corporation, its officers or employees are entitled to indemnification) and the stockholders, in such capacity, shall not be subject to personal liability therefor.

(c) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d) The Corporation may purchase and maintain insurance, on behalf of all Indemnified Parties and other persons, against any liability which may be asserted against, or expense which may be incurred by, any such Indemnified Party or person in connection with the Corporation’s activities, whether or not the Corporation would have the power to indemnify such Indemnified Party or person against such liabilities under the provisions of these Bylaws.

(e) Promptly after receipt by an Indemnified Party of notice of the commencement of any investigation, action, suit, arbitration or other proceeding, whether civil or criminal (collectively, “Proceeding”), such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Corporation, give written notice to the Corporation of the commencement of such Proceeding; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Corporation of its obligations under Section 3 of this Article XIII, except to the extent that the Corporation is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against an Indemnified Party (other than a derivative suit in right of the Corporation), the Corporation will be entitled to participate in and to assume the defense thereof to the extent that the Corporation may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Corporation to such Indemnified Party of the Corporation’s election to assume the defense of such Proceeding, the Corporation will not be liable for expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Corporation will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such Proceeding and the related claim.

(f) The right to indemnification and the advancement of expenses conferred in this Section 3 of this Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, bylaw, vote of the Board of Directors or otherwise. The rights conferred upon any Indemnified Party in Sections 2 and 3 of this Article XIII shall be contract rights that vest upon the occurrence or alleged occurrence of any act or omission giving rise to any proceeding or threatened proceeding and such rights shall continue as to any Indemnified Party who has ceased to be manager, director or officer and shall inure to the benefit of such Indemnified Party’s heirs, executors and administrators. Any amendment, alteration or repeal of Sections 2 and 3 of this Article XIII that adversely affects any right of any Indemnified Party or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

(g) Nothing contained in these Bylaws shall in any way terminate, limit, diminish or otherwise adversely affect any rights an officer or director of the Corporation may have under the bylaws of the Corporation in effect prior to the effectiveness of these Bylaws.

SECTION 4. Primary Obligation. With respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by a stockholder or any of its affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Corporation or any of its subsidiaries, the Corporation or its subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Corporation or any of its subsidiaries, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including these Bylaws) or otherwise. Notwithstanding the fact that such stockholder and/or any of its affiliates, other than the Corporation (each such person, together with its heirs, successors and assigns, the “Stockholder Parties”) may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, in no event shall the Corporation or any of its subsidiaries have any right or claim against any of the Stockholder Parties for contribution or have rights of subrogation against any of the Stockholder Parties through an Indemnified Party for any payment made by the Corporation or any of its subsidiaries with respect to any Indemnity Obligation. In addition, in the event that any Stockholder Parties pay or advance to an Indemnified Party any amount with respect to an Indemnity Obligation, the Corporation shall, or shall cause its subsidiaries to, as applicable, promptly reimburse such Stockholder Party for such payment or advance upon request.

SECTION 5. Continuing Obligation. The provisions of this Article XIII shall be deemed to be a contract between the Corporation and each director of the Corporation who serves in such capacity at any time while these Bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

SECTION 6. Nonexclusive. The indemnification and advancement of expenses provided for under this Article XIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue unto a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. Other Persons. In addition to the indemnification rights of directors, officers, employees or agents of the Corporation, the Board of Directors in its discretion shall have the power, on behalf of the Corporation, to indemnify any other person made a party to any action, suit or proceeding who the Corporation may indemnify under Section 145 of the DGCL.

SECTION 8. Definitions. The phrases and terms set forth in this Article XIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the DGCL, as that Section may be amended and supplemented from time to time.

ARTICLE XIV

Amendments

The Board of Directors shall have power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.